EXHIBIT 99.1

VIA ELECTRONIC TRANSMISSION

July 22, 2016

TO ALL APPLICABLE EXCHANGES AND COMMISSIONS:

RE:	PERFORMANCE SPORTS GROUP LTD.
Confirmation of Notice of Record and Meeting Dates

We are pleased to confirm that Notice of Record and Meeting Dates was sent to The Canadian Depository for Securities.

We advise the following with respect to the upcoming Annual and Special Meeting of Security Holders for the subject issuer:

1	ISIN:	CA71377G1000 US71377G5062 US71377G3083
	CUSIP:	71377G100 71377G506 71377G308

2	Date Fixed for the Meeting:	October 5, 2016

3	Record Date for Notice:	August 19, 2016

4	Record Date for Voting:	August 19, 2016

5	Beneficial Ownership Determination Date:	August 19, 2016

6	Classes or Series of Securities that entitle the holder to receive Notice of the Meeting:	COMMON RESTRICTED

7	Classes or Series of Securities that entitle the holder to vote at the meeting:	COMMON RESTRICTED

8	Business to be conducted at the meeting:	Annual and Special

9	Notice-and-Access:
	Registered Shareholders: Beneficial Holders:	NO NO
	Stratification Level:	Not Applicable

10	Reporting issuer is sending proxy-related materials directly to Non-Objecting Beneficial Owners:	NO

11	Issuer paying for delivery to Objecting Beneficial Owners:	YES

Yours truly,
TSX Trust Company

"          Luisa Roberto          "
Senior Relationship Manager
Luisa.Roberto@tmx.com
200 University Ave., Suite 300, Toronto, Ontario, M5H 4H1	www.tsxtrust.com